Contact:
Yuhe International, Inc.	CCG Investor Relations Inc.
Mr. Vincent Hu, CFO	Ms. Elaine Ketchmere, Partner
Phone: +86-536-7300-667	Phone: +1-310-954-1345 (Los Angeles)
Email: vincent.hu@yuhepoultry.com	Email: Elaine.ketchmere@ccgir.com

Mr. Jason Wang, Director of Investor Relations	Shaun Smolarz, Financial Writer
Phone: +1-765-409-1844	Phone: +1-646-101-7444 (New York)
Email: jason.wang@yuhepoultry.com	Email: Shaun.Smolarz@ccgir.com
www.yuhepoultry.com	www.ccgirasia.com

Yuhe International Inc. Announces Fourth Quarter and
Fiscal Year 2009 Results, Provides 2010 Guidance

•	2009 revenue rises 31% to $47.2 million, net income grows 22% to $12.8 million, or $0.81 per fully diluted share
•	2010 guidance for net income of approximately $17 million

Weifang, Shandong Province, P.R.C. March 31, 2010 –Yuhe International, Inc. (NASDAQ: YUII) (“Yuhe” or “the Company”), a leading supplier of day-old chickens raised for meat production, or broilers, in the People’s Republic of China (“PRC”), today announced financial results for the fourth quarter and fiscal year ended December 31, 2009.

Full Year 2009 Highlights

•	Net revenue was $47.2 million, up 30.8% from 2008 pro forma net revenue Gross profit was $16.7 million, up 26.8% from 2008 pro forma gross profit
•	Operating income was $13.3 million, up 19.9% from 2008 pro forma operating income
•	Net income reached $12.8 million, up 19.9% from 2008 pro forma net income,
•	Diluted earnings per share were $0.81, up from pro forma diluted earnings per share of $0.74 in 2008
•	Completed the construction of 14th new breeder farm in December 2009
•	Entered into a $15.2 million agreement to purchase 13 breeder farms from Weifang Dajiang Corporation
•	Entered into an agreement to purchase land use rights for a 5.3-hectare (80 mu) parcel of land at a cost of approximately $2.6 million

“Our 2009 financial results were near our expectations. Our growth this year was driven by the rapid increase in sales volume, resulting from capacity expansions in 2008 and 2009,” commented Mr. Zhentao Gao, Chairman and Chief Executive Officer of Yuhe International, Inc. “We sold approximately 110 million day-old broilers in 2009, up 43% from 2008. Although the average selling price for the full year 2009 declined 5.5% year over year to RMB 2.74, we achieved solid growth in net income due to economies of scale and strategic decisions to retire some parent breeders early and purchase high quality eggs at lower costs from outside suppliers.”

Summary Fourth Quarter 2009 Results

Net revenue decreased 27.4% to $13.3 million, as compared to $18.3 million for the fourth quarter of 2008. The decrease was due to the 14% decrease in sales volume to 31 million and an 8.4% decline in average selling price to RMB 2.73 per bird for the fourth quarter of 2009. In the fourth quarter of 2008, the Company experienced explosive growth and sold a record 36.1 million day-old broilers because those parent breeders which were added in early 2008 reached their peak productivity.

Gross profit decreased 44.4% year over year to $4.7 million, with gross margin of 35.5%, as compared to 46.3% during the same period in 2008. While the average production cost remained at roughly the same level compared to the fourth quarter of 2008, the decrease of gross margin was mainly attributable to the decline in average selling price of the Company’s day-old broilers as mentioned above.

Net income for the three months ended December 31, 2009 was $3.64 million, or $0.23 per diluted share, down 52.7% compared with net income of $7.7 million, or $0.48 fully diluted share, for the same period last year. For the fourth quarter of 2009 there were 16.0 million fully diluted weighted shares outstanding versus 15.9 million fully diluted weighted shares outstanding in the prior year period.

Full Year 2009 Results

Net revenue increased 30.8% to $47.2 million, from pro forma net revenue of $36.1 million in 2008. The increase was primarily driven by the 43% increase in sales volume to approximately 110 million birds from 76 million birds in 2008. The increase in sales volume was partially offset by a decrease in unit selling price. The selling price of day-old broilers decreased slightly from RMB 2.9 per bird for the year ended December 31, 2008 to RMB 2.74, or 5.5%, per bird for the year ended December 31, 2009.

Gross profit grew 26.8% to $16.7 million, as compared to pro forma gross profit of $13.2 million in 2008. Gross margin was 35.4%, compared to pro forma gross margin of 36.6% last year.

General and administrative expenses in 2009 increased 82% year over year to $3.0 million, primarily due to increased expenses associated with public listing as well as a bad debt recovery of $0.8 million recognized in 2008.

Selling expenses mainly comprised of packaging and transportation expenses and decreased 4.5% year over year to $434,056 for the year ended December 31, 2009.

Operating income rose 19.9% to $13.3 million, from pro forma $11.1 million in 2008.

Net income increased 19.9% to $12.8 million, compared to pro forma net income of $10.7 million in 2008. Fully diluted earnings per share were $0.81, up from $0.74 in 2008.

*Yuhe’s reported financial statements represent the consolidated results of Weifang Yuhe Poultry Co. Ltd., “PRC Yuhe”, and Weifang Taihong Feed Co. Ltd., “Taihong”, the Company’s two operating subsidiaries, from January 1, 2009 to December 31, 2009 and from February 1, 2008 to December 31, 2008. For comparison purposes, the Company has provided a pro forma consolidated statement of operations for PRC Yuhe and Taihong from January 1, 2008 through December 31, 2008 to provide comparable presentation to its reported results for the twelve months ended December 31, 2009. These pro forma results are discussed in this release, together with reconciliation to the reported financial information. Pro forma results are presented and discussed because the Company considers them useful in assessing performance between periods and in developing expectations of future performance.

Financial Condition

As of December 31, 2009 the Company held $14.0 million in cash and cash equivalent. Working capital was $0.8 million with a 1.0 to 1 current ratio, which is lower than the Company’s normal level as a result of recent aggressive expansion activities. Yuhe generated $20.6 million in operating cash flow in 2009. Since management expects that the Company will renew its $9.4 million bank loan that is due in the next 12 months, management anticipates that the Company’s working capital and 2009 operating cash flow will fund its working capital needs for the next 12 months. The Company had $55.3 million in shareholders’ equity compared to $41.6 million at the end of 2008.

2010 Outlook

In March 2010, the Company completed construction of a new breeder farm, bringing its total number of breeder farms to 28, with 15 in operation today. The new breeder farm, along with the 13 additional ones expected to come on-line in the second half of 2010, should increase the Company’s ability to meet its 2010 production goal of 150 million day-old broilers. For the fiscal year 2010, Yuhe International is forecasting net income of approximately $17 million.

“We plan to introduce a new hatchery in May 2010 and install 20 sets of hatchers by June 2010 and another 40 sets in the second half of 2010, which will increase our total to 160 sets. These increased hatchers will not only facilitate the expansion of our breeder farms, but also provide us with the flexibility to adjust production based on the price fluctuations of eggs and day old broilers,” Mr. Gao commented. “Looking ahead, we will continue to leverage our expertise in the day old broiler industry to expand our market share in Shandong Province and adjacent areas. We believe the demand for high quality day old broilers remains strong. Our solid and stable customer relationships will enable us to achieve our projected 2010 guidance and identify strategic opportunities for horizontal integration.”

Conference Call

The Company will host a conference call at 9:00 a.m. Eastern Daylight Time (EDT) on Thursday April 1, 2010, to discuss financial results for the fourth quarter and fiscal year ended December 31, 2009. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 877-509-7549. International callers should dial 706-902-4287. The Conference ID for this call is 66044952.

If you are unable to participate in the call at this time, a replay will be available for two weeks starting on Thursday April 1, 2010 at 12:00 p.m. EDT. To access the replay, dial 800-642-1687, international callers dial 706-645-9291. The Conference Replay Passcode is 66044952.

About Yuhe International, Inc.

Founded in 1996, Yuhe is the fourth largest day-old broiler breeder in China. The Company’s main operations involve breeding, as all broilers are sold within a day of hatching. With headquarters in Weifang, Shandong province, the Company has modern facilities and is led by an experienced team which includes experts in chicken breeding, disease prevention and animal husbandry science. Yuhe has two operational subsidiaries, Weifang Yuhe Poultry Co. Ltd. and Weifang Taihong Feed Co. Ltd. which largely supplies the Company’s internal demand for chicken feed. Currently, 90% of the Company's sales of day-old broilers are in Shandong province through 28 local agents there. There are 10 other sales agents in adjacent provinces. The Company has imported state-of-the-art equipment from the United States, Germany and Japan and has passed ISO9001 certification, allowing it to adhere to international standards of operation. For more information on the Company and its products, please visit http://www.yuhepoultry.com.

Cautionary Statement

This press release contains forward-looking statements concerning the Company’s business, products and financial results. The Company’s actual results may differ materially from those anticipated in the forward-looking statements depending on a number of risk factors including, but not limited to, the following: general economic and business conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, and various other factors beyond the Company’s control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risk factors detailed in the Company's reports filed with the Securities and Exchange Commission. The Company undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

- FINANCIAL TABLES FOLLOW-

Table 1
YUHE INTERNATIONAL, INC.
(Formerly known as First Growth Investors Inc.)

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Stated in US Dollars)

	December 31
	2009	2008

Net revenue	$47,245,758	$34,626,282

Cost of revenue	(30,504,187)	(21,572,722)

Gross profit	16,741,571	13,053,560

Operating Expenses
Selling	(434,056)	(425,460)
General and administrative expenses	(2,963,536)	(1,725,590)

Total operating expenses	(3,397,592)	(2,151,051)

Income from operations	13,343,889	10,902,509

Non-operating income (expenses)
Interest income	237	249,738
Other income (expenses)	849	(21,704)
Gain on disposal of fixed assets	24,567	84,663
Investment income	15,522	12,251
Interest expenses	(608,789)	(702,573)

Total other income (expenses)	(567,614)	(377,625)

Net income before income taxes	12,776,365	10,524,885
Income tax benefits	17,756	-

Net income	$12,794,121	$10,524,885

Other comprehensive income
Foreign currency translation	106,520	1,139,508
Comprehensive income	$12,900,641	$11,664,393

Earnings per share
Basic	$0.81	$0.74
Diluted	$0.81	$0.73

Weighted average shares outstanding
Basic	15,722,180	14,233,268
Diluted	15,792,540	14,476,504

Table 2
YUHE INTERNATIONAL, INC.
(Formerly known as First Growth Investors Inc.)
SUMMARY CONSOLIDATED STATEMENT OF OPERATIONS

	For the three months ended December 31,
	2009	2008
	(As Reported)	(As Reported)
Sales revenue	13,288,765	18,308,019
Cost of goods sold	(8,577,489)	(9,840,120)
Gross profit	4,711,276	8,467,899
Net income	3,640,155	7,701,436
Weighted average shares outstanding
Basic	15,722,180	15,669,690
Diluted	15,955,081	15,935,537
Earnings per share
Basic	0.23	0.49
Diluted	0.23	0.48

Table 3
YUHE INTERNATIONAL, INC.
(Formerly known as First Growth Investors Inc.)
CONSOLIDATED BALANCE SHEETS
(Stated in US Dollars)

	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$14,047,147	$13,412,205
Accounts receivable, net of allowances of $18,868 and $18,845	838	902
Inventories	6,560,783	6,644,961
Advances to suppliers	359,179	4,472,509
Deferred tax assets	17,766	-

Total current assets	20,985,713	24,530,577

Plant and equipment, net	29,556,712	27,112,276
Deposits paid for acquisition of long term assets	16,082,613	2,280,988
Notes receivable, net and other receivable, net	33,635	74,720
Unlisted investments held for sale	300,172	299,427
Intangible assets, net	2,851,411	2,909,752
Due from related companies	-	3,706,589
Net investment in direct financing lease	382,742	-
Long term prepaid rent	6,570,038	604,973

Total assets	$76,763,036	$61,519,302

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,740,912	$4,606,055
Current portion of long term loans	9,433,686	1,356,832
Other payable	1,343,901	937,535
Accrued expenses and payroll related liabilities	2,366,134	2,125,587
Advances from customers	678,366	673,528
Other taxes payable	150,764	141,541
Loan from director	292,517	291,792
Other liabilities	143,949	143,591
Due to related companies	1,208	210,633

Total current liabilities	20,151,437	10,487,094

Non-current liabilities
Long-term loans	1,360,206	9,410,289

Total liabilities	21,511,643	19,897,383

YUHE INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS
(Stated in US Dollars)

Stockholders' Equity
Preferred stock, $.001 par value, 1,000,000 shares authorized, no shares issued and outstanding	-	-

Common stock at $.001 par value; authorized 500,000,000 shares authorized, 15,722,180 shares issued and outstanding	15,722	15,722
Additional paid-in capital	30,672,849	29,944,016
Retained earnings	23,316,794	10,522,673
Accumulated other comprehensive income	1,246,028	1,139,508

Total stockholders’ equity	55,251,393	41,621,919

Total liabilities and stockholders’ equity	$76,763,036	$61,519,302

Table 4
YUHE INTERNATIONAL, INC.
(Formerly known as First Growth Investors Inc.)
CONSOLIDATED STATEMENTS OF CASH FLOWS (Stated in US Dollars)

	Year Ended
	December 31
	2009	2008
Cash flows from operating activities
Net income	$12,794,121	$10,524,885
Adjustments to reconcile net income to net cash used in operating activities:
Stock based compensation	728,833	401,359
Depreciation	2,033,341	1,668,059
Amortization	65,541	59,209
Capitalized interest in construction in progress	(662,711)	(437,221)
Bad debts expense (recovery)	56,220	(813,000)
Gain on disposal of fixed assets	(24,567)	(84,663)
Income from unlisted investment	(15,522)	(12,251)
Changes in operating assets and liabilities:
Accounts receivable	66	(25)
Advances to suppliers	4,113,119	(11,781,086)
Inventories	100,646	(1,652,341)
Deferred tax assets	(17,756)	-
Deferred expenses	-	(1,000)
Accounts payable	760,193	(408,001)
Other payable	403,821	(739,165)
Payroll and payroll related liabilities	(104,315)	626,620
Accrued expenses	339,891	(459,221)
Advances from customers	3,161	455,983
Other taxes payable	8,866	9,386

Net cash provided by (used in) operating activities	20,582,948	(2,642,473)

Cash flows from investing activities
Deposit paid and acquisition of property, plant and equipment	(18,187,196)	(4,580,275)
Advance to notes receivable	-	(3,432,603)
Proceeds from disposal of fixed assets	27,834	118,216
Acquisition of subsidiaries	-	(10,567,946)
Proceeds from notes receivable	44,637	4,309,226
Proceeds received from related parties receivables	3,713,806	1,106,240
Purchase of leased land use rights	(5,960,354)	-

Net cash used in investing activities	(20,361,273)	(13,047,592)

Cash flows from financing activities
Proceeds from loan payable	1,067,114	1,300,726
Repayment of loan payable	(1,067,114)	(1,099,842)
Proceeds from related party payable	-	260,454
Repayment of related party payable	(209,828)	(58,629)
Proceeds from capital lease	594,476	-
Capital contribution by shareholder	-	12,149,750
Proceeds from issuance of common stock, net of issuance cost	-	15,359,523

Net cash flows provided by financing activities:	384,648	27,911,982

Effect of foreign currency translation on cash and cash equivalents	28,619	140,120

Net increase in cash	634,942	12,362,037

Cash- beginning of year	13,412,205	1,050,168

Cash- end of year	$14,047,147	$13,412,205

Cash paid during the period for:
Interest paid	$1,405,500	$1,199,467
Income taxes paid	$-	$-

Supplemental disclosure
Transfer of construction in progress to fixed assets	$4,009,791	$7,022,128
Property, plant and equipment in accounts payable at year end	$362,802	$-

Supplemental disclosure of non-cash investing activities:
Dividend received for increasing the investments in Hanting Rural Credit Cooperative	$-	$6,074

Table 5
YUHE INTERNATIONAL, INC.
(Formerly known as First Growth Investors Inc.)
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(TWELVE MONTHS)

	Pro forma for the period from January 1, 2008 to January 31, 2008	As reported from February 1, 2008 to December 31, 2008	Pro forma Adjustment	Pro forma Total

Net revenues	$1,491,329	$34,626,282	$	$36,117,611
Cost of revenue	(1,337,438)	21,572,722		(22,910,160)
Gross profit	153,891	13,053,560		13,207,451

Operating expenses
Selling expenses	(28,997)	(425,460)		(454,457)
General and administrative expenses	97,198	(1,725,590)		(1,628,392)
Total operating expenses	68,201	(2,151,050)		2,082849

Income from operations	222,092	10,902,510		11,124,602

Non-operating income (expenses)
Interest income	5	249,738		249,743
Other income	5,604	(21,704)		(16,100)
Gain on disposal of fixed assets		84,663		84,663
Investment income	-	12,251		12,251
Interest expenses	(86,167)	(702,573)		(788,740)

Total other income (expenses)	(80,558)	(377,625)		(458,183)

Net Income (loss) before income tax	141,534	10,524,885		10,666,419
Income Tax	-	-		-

Net income (loss)	$141,534	$10,524,885	$	$10,666,419

Earnings per share
Basic	$0.02	$0.74		$0.75
Diluted	$0.02	$0.73		$0.74

Weighted average shares outstanding
Basic	8,626,318	14,233,268		14,233,268
Diluted	8,626,318	14,476,504		14,476,504

The pro forma financial information above was prepared based on the unaudited financial results for the Company’s Weifang and Taihong subsidiaries for the twelve month period ended December 31, 2008.

The pro forma financial information has been prepared based upon available information and assumptions that the Company believes are reasonable. However, the pro forma financial information is presented for illustrative and informational purposes only and does not purport to represent the Company’s actual results during the corresponding reporting periods nor is it necessarily indicative of the Company’s future performance.

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